PagerDuty Announces First Quarter Fiscal 2024 Financial Results

First quarter revenue increased 21% year over year to $103.2 million
First quarter GAAP operating loss of $15.8 million, record non-GAAP operating income of $16.1 million

SAN FRANCISCO – (BUSINESS WIRE) – June 1, 2023 – PagerDuty, Inc. (NYSE:PD), a leader in digital operations management, today announced financial results for the first quarter of fiscal 2024, ended April 30, 2023.
“PagerDuty demonstrated balanced growth in Q1 with solid revenue growth of 21% and record 16% non-GAAP operating margin—up 1,800 basis points with 20% free cash flow margin,” said Jennifer Tejada, Chairperson and CEO, PagerDuty. “PagerDuty’s strong fundamentals—a resilient and highly engaged mid market and enterprise customer base, product innovation that sets the Operations Cloud apart, consistently healthy gross margins, and a sustainable cost structure—set the business up for long-term success. Additionally, Generative AI is an intuitive interface to automation that accelerates access to the Operations Cloud for new users across the enterprise.”
First Quarter Fiscal 2024 Financial Highlights

•Revenue was $103.2 million, an increase of 20.9% year over year.
•GAAP operating loss was $15.8 million; GAAP operating margin of negative 15.3%.
•Non-GAAP operating income was $16.1 million; non-GAAP operating margin of 15.5%.
•GAAP net loss per share attributable to PagerDuty, Inc. was $0.13; non-GAAP net income per diluted share attributable to PagerDuty, Inc. was $0.20.
•Operating cash flow was $22.2 million, with free cash flow of $20.8 million.
•Cash, cash equivalents and current investments were $495.1 million as of April 30, 2023.
The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures and reconciliations between historical GAAP and non-GAAP information.

First Quarter and Recent Highlights

•Total paid customers of 15,089 as of April 30, 2023, compared to 15,040 in the year ago period.
•Customers with annual recurring revenue over $100,000 was 764 as of April 30, 2023, compared to 655 in the year ago period.
•Dollar-based net retention rate of 116% as of April 30, 2023, compared to 126% in the year ago period.
•Introduced the first three generative AI-supported capabilities for the PagerDuty Operations Cloud: status updates, incident postmortems and process automation. GenAI brings a consumer-style simplicity to enterprise-grade automation and makes the realization of automation’s potential a reality.
•Announced the general availability of PagerDuty AIOps, a game-changing solution, delivering fast time-to-value for our early access customers and eliminating the need for difficult- and expensive-to-implement event management tools and AIOps offerings of the previous generation.
•Released PagerDuty Process AutomationSM as part of the PagerDuty Operations Cloud to enable organizations to orchestrate automation across secure cloud and data center environments.
•New PagerDuty Incident Workflows allowing users to remove toil, take care of rote tasks in incident response, and more quickly focus on problem identification and resolution.
•Published the FY23 Impact Report demonstrating how PagerDuty building a more equitable world by transforming critical work is at the heart of the company’s corporate vision.
•Recognized by Parity.org as both a Best Company for Women to Advance and a Best Company for People of Color to Advance.
•Named a 2023 Inspiring Workplaces Awards finalist for North America for PagerDuty’s creation of an Inspiring Workplace.
•PagerDuty earned a top spot on G2’s 2023 list of the Best Software Products for providing best-in-class products and experience for customers.
•Featured case study: US City Government
•Lands and expands include: 11:11 Systems, Cisco, Docusign, IBM, Palo Alto Networks and Vodafone.

Financial Outlook

For the second quarter of fiscal 2024, PagerDuty currently expects:

•Total revenue of $103.5 million - $105.5 million, representing a growth rate of 15% - 17% year over year
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. of $0.10 - $0.11 assuming approximately 105 million diluted shares

For the full fiscal year 2024, PagerDuty currently expects:

•Total revenue of $425.0 million - $430.0 million (down from $446.0 million and $452.0 million), representing a growth rate of 15% - 16% year over year
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. of $0.60 - $0.65 (up from $0.45 and $0.50) assuming approximately 105 million diluted shares

These statements are forward-looking and actual results may differ materially. Please refer to the Forward-Looking Statements section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

PagerDuty has not reconciled its expectations as to non-GAAP net income (loss) per share attributable to PagerDuty, Inc. to GAAP net loss per share attributable to PagerDuty, Inc. because certain items are out of its control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP net income (loss) per share attributable to PagerDuty, Inc. is not available without unreasonable effort.

Conference Call Information:

PagerDuty will host a conference call and live webcast for analysts and investors at 2:00 p.m. Pacific Time on June 1, 2023. This news release with the financial results will be accessible from PagerDuty’s website at investor.pagerduty.com prior to the conference call. A live webcast of the conference call will be accessible from the PagerDuty investor relations website at investor.pagerduty.com.

Supplemental Financial and Other Information:

Supplemental financial and other information can be accessed through PagerDuty’s investor relations website at investor.pagerduty.com. PagerDuty uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors monitor PagerDuty’s investor relations website in addition to following PagerDuty’s press releases, SEC filings, social media, including PagerDuty’s LinkedIn account (https://www.linkedin.com/company/482819), Twitter account (twitter.com/pagerduty), the Twitter account @jenntejada and Facebook page (facebook.com/pagerduty), and public conference calls and webcasts.

Non-GAAP Financial Measures:

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) attributable to PagerDuty, Inc., non-GAAP net income (loss) per share attributable to PagerDuty, Inc., and free cash flow.

PagerDuty believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and can assist in comparisons with other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in PagerDuty’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by PagerDuty’s management about which expenses and income are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure presented in accordance with GAAP.

Specifically, PagerDuty excludes the following from its historical and prospective non-GAAP financial measures, as applicable:

Stock-based Compensation: PagerDuty utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Employer Taxes Related to Employee Stock Transactions: PagerDuty views the amount of employer taxes related to its employee stock transactions as an expense that is dependent on its stock price, employee exercise and other award disposition activity, and other factors that are beyond PagerDuty’s control. As a result, employer taxes related to employee stock transactions vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of Acquired Intangible Assets: PagerDuty views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-Related Expenses: PagerDuty views acquisition-related expenses, such as transaction costs, acquisition-related retention payments, and acquisition-related asset impairment, as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Amortization of Debt Issuance Costs: The imputed interest rate of the Convertible Senior Notes (the "Notes") was approximately 1.93%. This is a result of the debt issuance costs, which reduce the carrying value of the convertible debt instruments. The debt issuance costs are amortized as interest expense. The expense for the amortization of the debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.

Restructuring costs: PagerDuty views restructuring costs as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Income Tax Effect of Non-GAAP Adjustments: PagerDuty excludes the related income tax effect of the non-GAAP adjustments described above and eliminates the impact of non-recurring and period specific items, which can vary in size and frequency. In particular, PagerDuty believes the consideration of measures that exclude such impacts can assist in the comparison of operational performance in different periods, which may or may not include items such as acquisition related income tax benefits.

PagerDuty defines non-GAAP gross profit as gross profit adjusted for stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, and restructuring costs. PagerDuty defines non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.

PagerDuty defines non-GAAP operating income (loss) as GAAP loss from operations excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, acquisition-related expenses, and restructuring costs. PagerDuty defines non-GAAP net income (loss) attributable to PagerDuty, Inc. (which is used in calculating non-GAAP net income (loss) per share attributable to PagerDuty, Inc.) as GAAP net loss attributable to PagerDuty, Inc. excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of debt issuance costs, amortization of acquired intangible assets, acquisition-related expenses, which include transaction costs and acquisition-related retention payments, which are not necessarily reflective of operational performance during a given period, restructuring costs, and the associated tax impact of these items, where applicable. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in PagerDuty’s business and an important part of its compensation strategy.

PagerDuty defines free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalization of internal-use software costs. In addition to the reasons stated above, PagerDuty believes that free cash flow is useful to investors as a liquidity measure because it measures PagerDuty’s ability to generate or use cash in excess of its capital investments in property and equipment in order to enhance the strength of its balance sheet and further invest in its business and potential strategic initiatives. PagerDuty uses free cash flow in conjunction with traditional GAAP measures as part of its overall assessment of its liquidity, including the preparation of PagerDuty’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies, and to assess its liquidity.

There are a number of limitations related to the use of free cash flow as compared to net cash provided by (used in) operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

PagerDuty encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate PagerDuty’s business.

Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our future financial performance and outlook and market positioning. Words such as “expect,” “extend,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “accelerate,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks and other factors detailed in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 16, 2023. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2023 and other filings and reports that we may file from time to time with the SEC. In particular, the following risks and uncertainties, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the effect of unfavorable conditions in our industry or the global economy, or reductions in information spending on our business and results of operations; our ability to achieve and maintain future profitability; our ability to attract new customers and retain and sell additional functionality and services to our existing customers; our ability to sustain and manage our growth; our dependence on revenue from a single product; our ability to compete effectively in an increasingly competitive market; and general global market, political, economic, and business conditions.

Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About PagerDuty

PagerDuty, Inc. (NYSE:PD) is a global leader in digital operations management. The PagerDuty Operations Cloud revolutionizes how critical work gets done, and powers the agility that drives digital transformation. Customers rely on the PagerDuty Operations Cloud to compress costs, accelerate productivity, win revenue, sustain seamless digital experiences, and earn customer trust. Nearly half of the Fortune 500 and almost two thirds of the Fortune 100 trust PagerDuty including Cisco, Cox Automotive, DoorDash, Electronic Arts, Genentech, Shopify, Zoom and more. To learn more and try PagerDuty for free, visit www.pagerduty.com. Follow our blog and connect with us on Twitter, LinkedIn, YouTube and Facebook. We’re also hiring, visit https://www.careers.pagerduty.com/ to learn more.

Investor Relations Contact:
Tony Righetti
investor@pagerduty.com

PagerDuty, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2023	2022
Revenue	$103,246	$85,371
Cost of revenue(1)	17,936	15,716
Gross profit	85,310	69,655
Operating expenses:
Research and development(1)	33,508	31,289
Sales and marketing(1)	43,801	45,552
General and administrative(1)	23,801	25,271
Total operating expenses	101,110	102,112
Loss from operations	(15,800)	(32,457)
Interest income	3,123	548
Interest expense	(1,334)	(1,325)
Other income (expense), net	1,067	(790)
Loss before benefit from income taxes	(12,944)	(34,024)
Benefit from income taxes	106	1,204
Net loss	$(12,838)	$(32,820)
Net loss attributable to redeemable non-controlling interest	(620)	—
Net loss attributable to PagerDuty, Inc.	$(12,218)	$(32,820)
Net loss per share, basic and diluted, attributable to PagerDuty, Inc.	$(0.13)	$(0.38)
Weighted-average shares used in calculating net loss per share, basic and diluted	91,522	87,127
(1) Includes stock-based compensation expense as follows:

	Three Months Ended April 30,
	2023	2022
Cost of revenue	$1,876	$1,224
Research and development	10,101	8,675
Sales and marketing	5,951	6,381
General and administrative	9,617	8,629
Total	$27,545	$24,909

PagerDuty, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of April 30, 2023	As of January 31, 2023

Assets
Current assets:
Cash and cash equivalents	$300,605	$274,019
Investments	194,527	202,948
Accounts receivable, net of allowance for credit losses of $1,787 and $2,014 as of April 30, 2023 and January 31, 2023, respectively	61,125	91,345
Deferred contract costs, current	18,582	18,674
Prepaid expenses and other current assets	15,387	13,350
Total current assets	590,226	600,336
Property and equipment, net	18,335	18,390
Deferred contract costs, non-current	26,189	27,715
Lease right-of-use assets	12,806	13,982
Goodwill	118,862	118,862
Intangible assets, net	34,418	37,224
Other assets	995	1,364
Total assets	$801,831	$817,873
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities:
Accounts payable	$6,124	$7,398
Accrued expenses and other current liabilities	11,320	11,804
Accrued compensation	24,609	41,834
Deferred revenue, current	197,383	204,137
Lease liabilities, current	5,892	5,904
Total current liabilities	245,328	271,077
Convertible senior notes, net	283,363	282,908
Deferred revenue, non-current	4,422	4,914
Lease liabilities, non-current	11,226	12,704
Other liabilities	4,524	4,184
Total liabilities	548,863	575,787
Redeemable non-controlling interest	492	1,108
Stockholders’ equity:
Common stock	—	—
Additional paid-in-capital	743,218	719,816
Accumulated other comprehensive loss	(1,278)	(1,592)
Accumulated deficit	(489,464)	(477,246)
Total stockholders’ equity	252,476	240,978
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$801,831	$817,873

PagerDuty, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2023	2022
Cash flows from operating activities
Net loss attributable to PagerDuty, Inc.	$(12,218)	$(32,820)
Net loss attributable to redeemable non-controlling interest	(620)	—
Net loss	(12,838)	(32,820)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,725	3,591
Amortization of deferred contract costs	4,990	4,465
Amortization of debt issuance costs	455	447
Stock-based compensation	27,545	24,909
Non-cash lease expense	1,176	1,145
Tax benefit related to release of valuation allowance	—	(1,330)
Other	(852)	1,754
Changes in operating assets and liabilities:
Accounts receivable	30,003	15,262
Deferred contract costs	(3,372)	(4,998)
Prepaid expenses and other assets	(2,207)	(1,991)
Accounts payable	(1,206)	57
Accrued expenses and other liabilities	(244)	(634)
Accrued compensation	(17,286)	(7,678)
Deferred revenue	(7,246)	(3,771)
Lease liabilities	(1,491)	(1,393)
Net cash provided by (used in) operating activities	22,152	(2,985)
Cash flows from investing activities
Purchases of property and equipment	(235)	(2,078)
Capitalization of internal-use software costs	(1,072)	(772)
Business acquisition, net of cash acquired	—	(66,262)
Purchases of available-for-sale investments	(39,085)	(41,685)
Proceeds from maturities of available-for-sale investments	48,955	40,440
Net cash provided by (used in) investing activities	8,563	(70,357)
Cash flows from financing activities
Proceeds from issuance of common stock upon exercise of stock options	4,751	3,586
Employee payroll taxes paid related to net share settlement of restricted stock units	(8,820)	(6,170)
Net cash used in financing activities	(4,069)	(2,584)
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash	(60)	—
Net increase (decrease) in cash, cash equivalents, and restricted cash	26,586	(75,926)
Cash, cash equivalents, and restricted cash at beginning of period	274,019	349,785
Cash, cash equivalents, and restricted cash at end of period	$300,605	$273,859

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended April 30,
	2023	2022
Reconciliation of gross profit and gross margin
GAAP gross profit	$85,310	$69,655
Plus: Stock-based compensation	1,876	1,224
Plus: Employer taxes related to employee stock transactions	72	7
Plus: Amortization of acquired intangible assets	2,087	1,209
Plus: Restructuring costs	137	—
Non-GAAP gross profit	$89,482	$72,095
GAAP gross margin	82.6%	81.6%
Non-GAAP adjustments	4.1%	2.8%
Non-GAAP gross margin	86.7%	84.4%

Reconciliation of operating expenses
GAAP research and development	$33,508	$31,289
Less: Stock-based compensation	(10,101)	(8,675)
Less: Employer taxes related to employee stock transactions	(517)	(181)
Less: Acquisition-related expenses	(161)	(1,471)
Less: Amortization of acquired intangible assets	(87)	—
Less: Restructuring costs	3	—
Non-GAAP research and development	$22,645	$20,962

GAAP sales and marketing	$43,801	$45,552
Less: Stock-based compensation	(5,951)	(6,381)
Less: Employer taxes related to employee stock transactions	(267)	(175)
Less: Amortization of acquired intangible assets	(610)	(633)
Less: Restructuring costs	104	—
Non-GAAP sales and marketing	$37,077	$38,363

GAAP general and administrative	$23,801	$25,271
Less: Stock-based compensation	(9,617)	(8,629)
Less: Employer taxes related to employee stock transactions	(341)	(289)
Less: Acquisition-related expenses	—	(1,282)
Less: Amortization of acquired intangible assets	(22)	—
Less: Restructuring costs	(114)	—
Non-GAAP general and administrative	$13,707	$15,071

Note: Certain figures may not sum due to rounding.

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended April 30,
	2023	2022
Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(15,800)	$(32,457)
Plus: Stock-based compensation	27,545	24,909
Plus: Employer taxes related to employee stock transactions	1,197	652
Plus: Amortization of acquired intangible assets	2,806	1,842
Plus: Acquisition-related expenses	161	2,753
Plus: Restructuring costs	144	—
Non-GAAP operating income (loss)	$16,053	$(2,301)
GAAP operating margin	(15.3)%	(38.0)%
Non-GAAP adjustments	30.8%	35.3%
Non-GAAP operating margin	15.5%	(2.7)%

Reconciliation of net income (loss)
GAAP net loss attributable to PagerDuty, Inc.	$(12,218)	$(32,820)
Plus: Stock-based compensation	27,545	24,909
Plus: Employer taxes related to employee stock transactions	1,197	652
Plus: Amortization of debt discount	455	447
Plus: Amortization of acquired intangible assets	2,806	1,842
Plus: Acquisition-related expenses	161	2,753
Plus: Restructuring costs	144	—
Less: Income tax effect of non-GAAP adjustments	(792)	(1,330)
Non-GAAP net income (loss) attributable to PagerDuty, Inc.	$19,298	$(3,547)

Reconciliation of net income (loss) per share, basic
GAAP net loss per share, basic, attributable to PagerDuty, Inc.	$(0.13)	$(0.38)
Non-GAAP adjustments to net loss attributable to PagerDuty, Inc.	0.34	0.34
Non-GAAP net income (loss) per share, basic, attributable to PagerDuty, Inc.	$0.21	$(0.04)

Reconciliation of net income (loss) per share, diluted(1)
GAAP net loss per share, diluted, attributable to PagerDuty, Inc.	$(0.13)	$(0.38)
Non-GAAP adjustments to net loss attributable to PagerDuty, Inc.	0.33	0.34
Non-GAAP net income (loss) per share, diluted, attributable to PagerDuty, Inc.	$0.20	$(0.04)

Weighted-average shares used in calculating GAAP net loss per share, basic and diluted	91,522	87,127

Weighted-average shares used in calculating non-GAAP net income (loss) per share
Basic	91,522	87,127
Diluted	103,431	87,127
Note: Certain figures may not sum due to rounding.

(1) The company uses the if-converted method to calculate the non-GAAP net income per diluted share attributable to PagerDuty, Inc. related to the convertible notes. Approximately 7.2 million shares related to the convertible notes were therefore included in the non-GAAP diluted share number, while the numerator used to compute this measure was increased by $0.9 million for after-tax interest expense savings related to our convertible notes for the three months ended April 30, 2023.

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

Free Cash Flow

	Three Months Ended April 30,
	2023	2022
Net cash provided by (used in) operating activities	$22,152	$(2,985)
Less:
Purchases of property and equipment	(235)	(2,078)
Capitalization of internal-use software costs	(1,072)	(772)
Free cash flow	$20,845	$(5,835)
Net cash provided by (used in) investing activities	$8,563	$(70,357)
Net cash used in financing activities	$(4,069)	$(2,584)
Free cash flow margin	20.2%	(6.8)%